PRICING SUPPLEMENT NO. 130                                        Rule 424(b)(3)
DATED: July 2, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:  $5,000,000   Floating Rate Notes [x]   Book Entry Notes [x]

Original Issue Date:            Fixed Rate Notes [_]      Certificated Notes [_]
July 8, 1998


Maturity Date:                  CUSIP#: 073928 DS 9
July 2, 2002

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)

N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]       Commercial Paper Rate           Minimum Interest Rate: N/A

[_]       Federal Funds Rate              Interest Reset Date(s): *

[_]       Treasury Rate                   Interest Reset Period: Three Months

[_]       LIBOR Reuters                   Interest Payment Date(s): **

[x]       LIBOR Telerate

[_]       Prime Rate                      Interest Payment Period: Quarterly


[_]       CMT Rate


Initial Interest Rate: ***


 Index Maturity:  Three Months

 Spread (plus or minus): + 0.16%

-----------------------------------

*     On the 2nd of each January, April, July and October.

**    On the 2nd of each January, April, July and October.

***   The three-moth LIBOR rate on July 6, 1998 plus 16 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



NYFS04...:\25\22625\0122\2041\SUP6028T.17C